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                                                                    EXHIBIT 10.2

                             VINTAGE WINE TRUST INC.
                            2005 INCENTIVE BONUS PLAN

1.   Purpose of the Plan

     The Plan is intended to advance the interests of the Company by providing an opportunity to selected employees of the Company to earn Bonuses, and to encourage and motivate them to achieve superior operating results for Vintage Wine Trust Inc. The Plan is effective as of March 23, 2005.

2.   Definitions

     As used in this Plan, the following definitions apply:

     "Board" means the Board of Directors of Vintage Wine Trust Inc.

     "Bonus" means the bonus to which a Key Employee is entitled under a bonus arrangement established by the Committee under the Plan.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board.

     "Company" means Vintage Wine Trust Inc., a Maryland corporation.

     "Key Employee" means an officer or other employee of the Company or any Subsidiary whose position and responsibilities, in the judgment of the Committee, enable the employee to have a significant impact on the operating results of the Company.

     "Performance Period" means each applicable fiscal year of the Company, or such other period as the Committee may determine.

     "Plan" means this Vintage Wine Trust Inc. 2005 Incentive Bonus Plan, as the same may be amended from time to time.

     "Subsidiary" means any corporation (other than the Company), partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.

     "Termination of Service" means a Key Employee's termination of employment or other service, as applicable, with the Company and all Subsidiaries. Cessation of service as an officer, employee, director or consultant shall not be treated as a Termination of Service if the Key Employee continues without interruption to serve thereafter in another one (or more) of such other capacities.

3.   Bonuses - In General

     Eligibility from among Key Employees shall be determined by the Committee. The Committee may determine the Bonus a Key Employee will receive with regard to a Performance Period. Subject to the provisions of the Plan, the Committee shall (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) (i) determine and designate from time to time those Key Employees to whom Bonuses are to be granted; (ii) determine, consistently with the Plan, the amount of the Bonus to be granted to any Key Employee for any Performance Period; and (iii) determine, consistently with the Plan, the terms and conditions of each Bonus. Bonuses may be so awarded by the Committee prior to the commencement of, during or after any Performance Period.

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4.   Amount of Awards

     (a) Unless otherwise determined by the Committee, each Key Employee's Bonus shall be based on corporate factors or individual factors (or a combination of both). Unless otherwise determined by the Committee, no bonus shall exceed 200% of the Key Employee's aggregate salary for the year or portion thereof applicable to the Performance Period. The Committee may provide for partial Bonus payments at target and other levels. The Committee may allocate portions of the Bonus to specified indexed factors. Corporate performance hurdles for Bonuses may be adjusted by the Committee in its discretion to reflect (i) enlargement or dilution from corporate acquisitions and share offerings and (ii) changes in applicable accounting rules and standards.

     (b) The Committee may determine that Bonuses shall be paid in cash or stock (or other equity-based grants), or a combination thereof. The Committee may provide that any such stock or equity-based grants be made under the Vintage Wine Trust Inc. 2005 Equity Incentive Plan (the "EIP") or any other equity-based plan or program of the Company and, notwithstanding any provision of the Plan to the contrary, in the case of any such grant, the grant shall be governed in all respects by the EIP or such other plan or program of the Company.

     (c) The Committee may provide for programs under which the payment of Bonuses may be deferred at the election of the Key Employee.

     (d) Unless otherwise determined by the Committee, the payment of a Bonus shall be made no later than 2 1/2 months following the later of (i) the last day of the calendar year (or fiscal year of the employee, if the calendar year is not the Key Employee's fiscal year for federal income tax purposes) or (ii) the last day of the Company's fiscal year in which the Key Employee becomes vested for purposes of Section 409A of the Code.

5.   Termination of Employment

     Unless otherwise determined by the Committee, no Bonus payments shall be made to any Key Employee who is not employed on the date payment is to be made; provided that no Bonuses shall be made in any event to a Key Employee who is terminated for "Cause." For these purposes, Cause shall mean, unless otherwise provided in the grantee's award agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, or any affiliate thereof; (iii) engaging in the performance of his duties in fraud, misappropriation or embezzlement; (iv) a material breach of the Key Employee's employment agreement (if any) with the Company or its affiliates; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Key Employee; (vi) any illegal act detrimental to the Company or its affiliates; or (vii) repeated failure to adhere to the directions of superiors or the Board, to adhere to the Company's written policies and practices or to devote substantially all of Key Employee's business time and efforts to the Company and its affiliates if required by Key Employee's employment agreement; provided, however, that, if at any particular time the Key Employee is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, "Cause" shall at that time have such meaning as may be specified in such employment agreement.

6.   Administration of the Plan; Amendment and Termination

     (a) The Plan shall be administered by the Committee.

     (b) The Committee will have full power to construe, interpret and administer the Plan and to amend and rescind the rules and regulations for its administration, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or


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procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons.

     (c) The Committee will have discretion to determine whether a Bonus is established for particular Key Employees. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

     (d) No Key Employee shall have any claim to a Bonus until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All cash payments provided for under the Plan shall be paid from the general funds of the Company. The Plan does not create a fiduciary relationship between the Board or Committee on one hand, and employees, their beneficiaries or any other persons on the other.

     (e) The Board or the Committee may at any time amend, suspend or terminate the Plan. No amendment to, suspension of or termination of the Plan may affect any Key Employee's right to receive a Bonus which, before the amendment, suspension or termination, has been earned by the Key Employee and is payable without any contingency or other further action, unless the Key Employee consents to the change.

     (f) In the case of any grant intended to qualify as performance based compensation under Section 162(m) of the Code (including, for these purposes, grants constituting performance based compensation, as determined without regard to certain shareholder approval and disclosure requirements by virtue of an applicable transition rule), the Committee shall establish goals intended to be performance goals as contemplated by Section 162(m) of the Code and the regulations thereunder.

7.   Beneficiaries

     Each Key Employee shall designate a beneficiary to receive such Key Employee's Bonus, if any, in the event of death to the extent payable after the Key Employee's death. In the event of a failure to designate a beneficiary, amounts, if any, so payable to a Key Employee in the event of death shall be payable to the estate of such Key Employee. The last designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt. If no such beneficiary designation is in effect at the time of a Key Employee's death, or if no designated beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the amounts, if any, payable under the Plan upon his or her death. If the Company is in doubt as to the right of any person to receive such amounts, the Company may retain such amounts, without liability for any interest thereon, until the Company determines the rights thereto, or the Company may pay such amounts into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor. No rights to Bonuses granted hereunder shall be transferable by a Key Employee otherwise than by will or the laws of descent and distribution.

8.   Miscellaneous

     (a) The Company may cause to be made, as a condition precedent to the payment of any Bonus, or otherwise, appropriate arrangements with the Key Employee or his or her beneficiary for the withholding of any federal, state, local or foreign taxes.

     (b) Nothing in the Plan and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any Key Employee a right to continue


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to be an employee of the Company or in any other way affect the right of the
Company to terminate the employment of any Key Employee at any time.

     (c) All elections, designations, requests, notices, instructions and other communications from a Key Employee, beneficiary or other person, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee.

     (d) In the event that the Company's fiscal year is changed, the Committee may make such adjustments to the Plan, as he or she may deem necessary or appropriate to effectuate the intent of the Plan. All such adjustments, without the need for Plan amendment, shall be effective and binding for all Bonuses and otherwise for all purposes of the Plan.

     (e) The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.


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